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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549




                            FORM 8-K



                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  February 13, 2004




                           VERSAR INC.
_____________________________________________________________________
       (Exact Name of Registrant as Specified in its Charter)



      Delaware               1-9309              54-0852979
_____________________   __________________   ___________________
  (State or Other       (Commission File        (IRS Employer
   Jurisdiction)             Number)          Identification No.)



         6850 Versar Center, Springfield, Virginia 22151
         _______________________________________________
            (Address of Principal Executive Offices)



                         (703) 750-3000
                         ______________

      (Registrant's Telephone Number, Including Area Code)



                         Not Applicable
                         ______________
  (Former Name or Former Address, if Changed Since Last Report)



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Item 12.  Results of Operations and Financial Condition

     In accordance with SEC Release No. 33-8255, the following information is furnished.

     On February 12, 2004, Versar, Inc. announced via press release the Company's results for its second quarter ended December 31, 2003. A copy of the Company's press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

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                           SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                         VERSAR, INC.




                          			/S/ Lawrence W. Sinnott
Date:  February 13, 2004              By____________________________

                                        Lawrence W. Sinnott
                                        Senior Vice President, Chief
                                        Financial Officer
                                        and Treasurer
                                        (Principal Financial Officer)


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                          Exhibit 99.1


FOR IMMEDIATE RELEASE:                THURSDAY, FEBRUARY 12, 2004

 Versar Announces Third Consecutive Profitable Quarter 2004 And
               Continued Growth in Funded Backlog.

Springfield, VA, Thursday, February 12, 2004 -- VERSAR, Inc. (Amex: VSR) announced today the second quarter results of fiscal year 2004. Net Income for the second quarter of fiscal year 2004 was $366,000, or $0.05 per share. The performance for the second quarter was slightly improved over that reported in fiscal year 2003 as the Company continues to transform the business to the changes in the business marketplace.

Funded Backlog improved by 38% from June 30, 2003 as the Company obtained $40 million of new orders in the first six months of fiscal year 2004 and now has funded backlog of $44 million as of December 31, 2003.

Gross revenues for the second quarter of fiscal year 2004 were $14,288,000 a decrease of 7% over that reported in the same period in fiscal year 2003. The decrease is due to contract funding delays for construction work and the completion of the Company's STEPO contract in the Architecture and Engineering and Defense segments respectively. Such decreases were offset in part by increased gross revenue in the Company's Environmental segment, primarily in the area of mold remediation.

Dr. Ted Prociv, President and CEO of VERSAR said, "The second quarter of fiscal year 2004 is a continuance of our planned efforts outlined in the last fiscal year to provide a stable business base with consistent earnings. With recent contract awards, our contract backlog continues to increase as we look to translate such increases in to higher revenue and improved earnings."

VERSAR, INC., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. VERSAR operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a B2B portal for homeland defense products and services, www.nbcprotect.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2003.

Contact:  James Dobbs    (703) 642-6712  Email: jdobbs@versar.com
                                                _________________

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                   VERSAR, INC. AND SUBSIDIARIES
               Consolidated Statements of Operations
        (Unaudited - in thousands, except per share amounts)

                          For the Three-Month         For the Six-Month
                      Periods Ended December 31,  Periods Ended December 31,
                      __________________________  __________________________
                          2003          2002          2003          2002
                      ____________  ____________  ____________  ____________

  GROSS REVENUE       $    14,288   $    15,428   $    27,893   $    29,312
  Purchased services
    and materials,
    at cost                 6,035         6,157        11,411        12,017
                      ____________  ____________  ____________  ____________

  NET SERVICE REVENUE       8,253         9,271        16,482        17,295
  Direct costs of
    services and
    overhead                6,469         7,129        12,921        13,854
  Selling, general and
    administrative
    expenses                1,385         1,589         2,765         3,057
  Non-recurring charge        ---           ---           ---           800
                      ____________  ____________  ____________  ____________

  OPERATING INCOME
    (LOSS)                    399           553           796          (416)

  OTHER EXPENSE
  Interest expense             33            43            87            75
                      ____________  ____________  ____________  ____________

  INCOME (LOSS)
    BEFORE TAX                366           510           709          (491)

  Income tax expense          ---           181           ---           581
                      ____________  ____________  ____________  ____________

  NET INCOME (LOSS)   $       366   $       329   $       709   $    (1,072)
                      ============  ============  ============  ============

  NET INCOME (LOSS)
    PER SHARE -
    BASIC             $      0.05   $      0.05   $      0.10   $     (0.15)
                      ============  ============  ============  ============

  NET INCOME (LOSS)
    PER SHARE -
    DILUTED           $      0.05   $      0.05   $      0.09   $     (0.15)
                      ============  ============  ============  ============

  WEIGHTED AVERAGE
    NUMBER OF SHARES
    OUTSTANDING -
    BASIC                   7,262         7,227         7,261         7,227
                      ============  ============  ============  ============

  WEIGHTED AVERAGE
    NUMBER OF SHARES
    OUTSTANDING -
    DILUTED                 7,569         7,247         7,548         7,227
                      ============  ============  ============  ============



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